SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2008
FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190	89147
Las Vegas, Nevada
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 702-221-7800
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.
     As previously reported, on September 20, 2005 Gaming Entertainment (Santa Fe) LLC, a wholly owned subsidiary of Full House Resorts, Inc. (the “Company”) entered into a Development Agreement (the “Agreement”) with the Nambé Pueblo Gaming Enterprise Board and the Pueblo of Nambé (collectively the “Nambé Pueblo”). Under the terms of the Agreement, the Company was to assist the Nambé Pueblo in obtaining financing and otherwise developing and managing a casino project near Sante Fe, New Mexico. On March 17, 2008 the Company received a copy of a notice sent by the Nambé Pueblo terminating the engagement of the investment banking firm that had been assisting on the casino project. Given recent correspondence with the Nambé Pueblo, the Company deemed the notice to be the Nambé Pueblo’s termination of the Agreement.
     Although the project was originally conceived as an economic development including a casino and hotel, changes in the tribal leadership, the expansion of the nearby Buffalo Thunder Casino Resort and current market conditions led to a downsizing of the project and the ultimate decision by the Nambé Pueblo to pursue alternative plans with a non-gaming developer to develop a travel center with a small slot parlor component attached.
     Pursuant to the terms of the Agreement, the Nambé Pueblo has recognized the obligation to reimburse all of the Company’s development advances for the project. The Company currently has advanced approximately $655,000 for the development of the project, all of which is expected to be reimbursed on yet to be negotiated terms. In addition, the Company will negotiate payment from the Nambé Pueblo or its new developer for the value of the exclusive gaming rights granted to the Company by the Nambé Pueblo. The Company expects to recognize an impairment loss of approximately $200,000 as of December 31, 2007 on the development contract rights pending a resolution with the Nambé Pueblo.
     The foregoing summary of certain terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which has been previously filed. A copy of the press release issued on March 19, 2008 is attached hereto as Exhibit 99.1.
SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press release issued on March 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.
Date: March 20, 2008	/s/ Barth F. Aaron
Barth F. Aaron
Secretary/General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on March 19, 2008.

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